UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2006
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg (State or Other Jurisdiction of Incorporation)	333-106666 (Commission File Number)	98-0399297 (I.R.S. Employer Identification No.)
370 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 and Item 8.01.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement; and Other Events.
     On September 8, 2006, the Board of Directors of the Company’s subsidiaries, Jafra Cosmetics International, Inc. (“JCI”), and Distribuidora Comercial Jafra, S.A. de C.V. (“DCJ”) authorized JCI and DCJ to purchase such portion of the 10-3/4% Senior Subordinated Notes Due 2011 issued by JCI and DCJ (U.S. $130 million currently outstanding combined for both) as determined by management from time-to-time, as permitted by the Company’s senior credit agreement. The note repurchases, if any, may take place at management’s discretion and/or under pre-established, non-discretionary programs from time to time, depending on market conditions, in the open market and/or in privately negotiated transactions. JCI and DCJ intend to obtain the funding for any such purchases from cash on hand, loans from affiliates or borrowings under the Company’s senior credit agreement. JCI and DCJ have reserved the right not to purchase any of the notes in their sole discretion. Apart from such voluntary transactions, the notes can be redeemed in whole or in part commencing on May 15, 2007 at premiums declining to par in the sixth year.
     This Current Report of Form 8-K and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the potential purchase of notes and related transactions. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to the possibility that JCI or DCJ could both decide not to purchase any notes or alternative funding arrangements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2006

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ EUGENIO LOPEZ BARRIOS
Eugenio Lopez Barrios
Chief Executive Officer